Exhibit 99.1

CPI Card Group Inc. Reports Fourth Quarter and Full Year 2018 Results

Date: March 6, 2019

Fourth Quarter Net Sales of $68.5 million, Up 19% Year-Over-Year

Fourth Quarter Continuing Operations - GAAP Net Loss of $7.2 Million, $5.4 Million on an Adjusted Basis

Fourth Quarter Adjusted EBITDA from Continuing Operations of $5.1 Million, A 53% Year-Over-Year Increase

Cash of $20.3 million, Available Revolver of $20.0 million, Available Liquidity of $40.3 million at Year End

Call scheduled for Wednesday, March 6, 2019 at 9:00 a.m. Eastern Time

Littleton, Colo. March 6, 2019 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS.TO) (“CPI Card Group” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2018.

Scott Scheirman, President and Chief Executive Officer of CPI, stated, “Fourth quarter financial results reflect the continued progress we are making towards strengthening our business and fostering changes that we believe will help us to achieve long-term success. Our fourth quarter performance was highlighted by top-line growth of 19% year over year, marking our fourth consecutive quarter of year-over-year net sales growth.  During the quarter, we saw continued top line momentum across the business, particularly in our emerging products and solutions.”

Scheirman continued, “As we enter 2019, we remain committed to our strategy of deep customer focus, providing market-leading quality products and customer service, developing a market-competitive business model and continuous innovation. Through continued thoughtful, disciplined execution of these highly targeted initiatives, we believe we can achieve our vision of being the partner of choice for our customers by providing market-leading quality products and customer service with a market competitive business model.”

Financial results, including non-GAAP measures, discussed in this press release for all periods reflect continuing operations unless otherwise noted. The sale of CPI U.K., which had historically been reported as the U.K. Limited segment has been accounted for as discontinued operations, and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.  All earnings per share amounts reflect the one-for-five reverse stock split, which occurred in December 2017.

Fourth Quarter and Full Year 2018 Consolidated Financial Highlights from Continuing Operations

Net sales were $68.5 million in the fourth quarter of 2018, an increase of 19.2% from the fourth quarter of 2017.  For the full year ended December 31, 2018, net sales were $255.8 million, an increase of 14.3% over the prior year.  Loss from operations was $0.4 million in the fourth quarter of

2018 compared with a loss from operations of $21.5 million in the fourth quarter of 2017.  As a reminder, the Company recorded a non-cash impairment charge of $19.1 million in the fourth quarter of 2017, of which $17.2 million related to the U.S. Debit and Credit segment, and the remaining $1.9 million related to the Other segment.  The Company generated income from operations of $4.6 million during the full year 2018 compared with a loss from operations of $19.3 million during the full year 2017. Net loss was $7.2 million, or $0.65 per diluted share, and $14.8 million, or $1.33 per diluted share, for the fourth quarter and full year 2018, respectively.  This compares with a net loss of $14.4 million, or $1.29 per diluted share, and $23.1 million, or $2.08 per diluted share, for the fourth quarter and full year 2017, respectively.  The Company’s net loss was impacted by a reduction in the effective tax rate for the year ended 2018 compared to the prior year, which lowered the income tax benefit by $12.2 million, due primarily to U.S. tax reform legislation.

Adjusted EBITDA for the fourth quarter of 2018 was $5.1 million, up 52.7% compared with $3.3 million in the prior year fourth quarter. For the full year 2018, adjusted EBITDA increased 16.6% to $27.1 million compared to the full year 2017.  These year-over-year improvements are primarily the result of net sales growth and lower costs resulting from cost optimization initiatives implemented throughout 2018.

Fourth Quarter and Full Year 2018 Segment Information from Continuing Operations

U.S. Debit and Credit:

Net sales increased 23.9% to $49.6 million in the fourth quarter of 2018 compared with the fourth quarter of 2017. The increase in U.S. Debit and Credit segment net sales was driven primarily by increased sales from our emerging products and solutions, including CPI Metals™, dual-interface EMV® cards, and Card@Once®.  Full year 2018 segment net sales were $178.6 million, an increase of 10.1% compared to 2017.  EMV card volumes, excluding metal and dual interface, were up 17% and 5% during the fourth quarter and full year 2018, respectively, compared with the fourth quarter and full year 2017, while average selling prices declined on a year over year basis.

U.S. Prepaid Debit:

Net sales increased 6.0% to $17.1 million in the fourth quarter of 2018 compared with the fourth quarter of 2017, driven by additional sales volumes from our existing customer base.  Full year 2018 segment net sales were $69.2 million, an increase of 21.4% compared to 2017.

Balance Sheet, Liquidity, and Cash Flow from Continuing Operations

Cash provided by operating activities for the fourth quarter of 2018 was $8.9 million and capital expenditures totaled $0.6 million, yielding free cash flow of $8.3 million during the fourth quarter.  For the full year ended December 31, 2018, cash provided by operating activities was $7.0 million, capital expenditures totaled $5.6 million and free cash flow was $1.4 million.

At December 31, 2018, the Company had $20.3 million of cash and cash equivalents and a $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at December 31, 2018, unchanged from December 31, 2017. Net of debt issuance costs and discount, recorded debt was $305.8 million as of December 31, 2018. The Company’s First Lien Term Loan matures on August 17, 2022 and includes no financial covenants.

John Lowe, Chief Financial Officer, stated, “We continued to deliver solid top-line performance in the fourth quarter of 2018, which helped boost our fourth quarter adjusted EBITDA performance by more than 50% compared with the fourth quarter of last year. Our continued disciplined approach of driving revenue growth and operational efficiency yielded positive free cash flow generation from continuing operations for the full year 2018.  We continue to believe we have adequate cash and liquidity to support our business plans.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis: Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) per Share, EBITDA, reconciliation of US Debit and Credit segment EBITDA excluding impairments, Adjusted EBITDA, and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share are presented on a continuing operations basis and exclude the impact of impairments, amortization of intangible assets; litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; and other non-operational, non-cash or non-recurring items, net of their income tax impact. In 2017, an income tax rate of 35% was used to calculate the related tax impact on adjustments noted above.  Beginning in the first quarter of 2018, a 21% tax rate is used to calculate Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share. In conjunction with U.S. government comprehensive tax reform, there was a reduction of the U.S. federal tax rate from 35.0% to 21.0% effective in 2018.  We believe that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income or net (loss) income from continuing operations as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. Additionally, the Company provided a reconciliation of US Debit and Credit segment EBITDA excluding impairments, for the comparable periods as presented within.  This is presented to reflect EBITDA without the effects of impairment charges, and the resulting EBITDA margin percentage, and EBITDA growth rate year over year.  This measurement is meaningful to show EBITDA without impairment charges to better reflect comparability between periods.  This EBITDA metric without impairment charges has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP.

Adjusted EBITDA

Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for impairments, litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.   The metric “total debt less cash” includes borrowed long term debt and capital lease obligations, less cash.  Adjusted EBITDA margin percentage as shown in Exhibit E is computed as Adjusted EBITDA divided by total net sales.

Free Cash Flow

We define Free Cash Flow as cash flow from continuing operations less capital expenditures from continuing operations. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV® chip and dual interface, personalization, instant issuance, fulfillment and digital payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States and Canada, we have a large network of high security facilities in North America, each of which is certified by one or more of the payment brands: Visa, Mastercard®, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on March 6, 2019 at 9:00 a.m. ET to review its fourth quarter and full year 2018 results. To participate in the Company's conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Webcast Link: https://services.choruscall.com/links/pmts190306.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time.

A replay of the conference call and webcast will be available until March 20, 2019 at:

Replay: (877) 344-7529 or (412) 317-0088;

Conference ID: 10127909

Webcast replay: http://investor.cpicardgroup.com

Forward-Looking Statements

Certain statements and information in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness and the resulting restraints on our ability to pursue our business strategies; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks and possible exposure to litigation and/or regulatory penalties under applicable data privacy and other laws for failure to prevent such incidents; interruptions in our operations, including our IT systems, or in the operations of the third parties that operate the data centers or computing infrastructure on which we rely;  our failure to maintain our listing on the NASDAQ Capital Market; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement, claims that our technology is infringing on the intellectual property of others, and risks related to open source software; defects in our software; problems in production quality and process; our failure to retain our existing customers or identify and attract new customers; a loss of market share or a decline in profitability resulting from competition; our inability to recruit, retain and develop qualified personnel, including key personnel; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; the effect of legal and regulatory proceedings; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; quarterly variation in our operating results; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; our failure to operate our business in accordance with the PCI Security Standards Council (“PCI”) security standards or other industry standards such as Payment Card Brand certification standards; costs relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out-of-state companies; disruption or delays in our manufacturing operations or supply chain; a decline in U.S. and global market and economic conditions and resulting decreases in consumer and business spending; costs relating to product defects and any related product liability and/or warranty claims; maintenance and further imposition of tariffs and/or trade restrictions on goods imported into the United States; our dependence on licensing arrangements; risks associated with international operations; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; risks associated with the controlling stockholders’ ownership of our stock; and other risks that are described in Part I, Item 1A – Risk Factors of our Form 10-K and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”).

We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

####

For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

Jennifer Almquist

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

CPI Card Group Inc. Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Loss - Unaudited for the three months and full years ended December 31, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of December 31, 2018 and 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2018 and 2017

Exhibit D	Segment Summary Information – Unaudited for the three months and full years ended December 31, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months and full years ended December 31, 2018 and 2017

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales:
Products	$34,158	$24,815	$125,069	$104,459
Services	34,358	32,674	130,745	119,285
Total net sales	68,516	57,489	255,814	223,744
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	23,034	16,803	82,110	70,527
Services (exclusive of depreciation and amortization shown below)	21,706	20,605	82,697	74,315
Depreciation and amortization	2,797	2,634	12,417	10,697
Total cost of sales	47,537	40,042	177,224	155,539
Gross profit	20,979	17,447	78,590	68,205
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	19,895	18,405	68,014	62,206
Impairments	—	19,074	—	19,074
Depreciation and amortization	1,475	1,446	5,988	6,225
Total operating expenses	21,370	38,925	74,002	87,505
Income (loss) from operations	(391)	(21,478)	4,588	(19,300)
Other expense, net:
Interest, net	(6,188)	(5,318)	(23,431)	(20,850)
Foreign currency (loss) gain	(63)	(3)	(311)	517
Other income, net	1	1	16	12
Total other expense, net	(6,250)	(5,320)	(23,726)	(20,321)

Loss before income taxes	(6,641)	(26,798)	(19,138)	(39,621)
Income tax benefit (expense)	(594)	12,382	4,339	16,536
Net loss from continuing operations	(7,235)	(14,416)	(14,799)	(23,085)
Discontinued operations:
Net (loss) income from discontinued operation, net of taxes	(112)	(191)	(22,663)	1,075
Net loss	$(7,347)	$(14,607)	$(37,462)	$(22,010)

Basic and Diluted Loss per Share:
Continuing operations	$(0.65)	$(1.29)	$(1.33)	$(2.08)
Discontinued operations	(0.01)	(0.02)	(2.03)	0.10
	$(0.66)	$(1.31)	$(3.36)	$(1.98)

Weighted-average shares outstanding:
Basic and dilutive	11,160,377	11,134,633	11,149,554	11,117,454

Dividends declared per common share	$—	$—	$—	$0.45

Comprehensive loss
Net loss	$(7,347)	$(14,607)	$(37,462)	$(22,010)
Reclassification adjustment from discontinued operations	—	—	3,983	—
Currency translation adjustment	(118)	56	(205)	1,277
Total comprehensive loss	$(7,465)	$(14,551)	$(33,684)	$(20,733)

Impair

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	December 31,	December 31,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$20,291	$23,205
Accounts receivable, net of allowances of $211 and $48, respectively	43,794	32,531
Inventories	9,827	13,799
Prepaid expenses and other current assets	4,997	3,681
Income taxes receivable	5,564	8,208
Assets of discontinued operation	—	20,651
Total current assets	84,473	102,075
Plant, equipment and leasehold improvements, net	39,110	44,436
Intangible assets, net	35,437	40,093
Goodwill	47,150	47,150
Other assets	1,034	251
Total assets	$207,204	$234,005

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$16,511	$13,239
Accrued expenses	23,853	12,789
Deferred revenue and customer deposits	912	3,342
Liabilities of discontinued operation	—	5,669
Total current liabilities	41,276	35,039
Long-term debt	305,818	303,869
Deferred income taxes	5,749	12,168
Other long-term liabilities	3,937	2,503
Total liabilities	356,780	353,579

Commitments and contingencies

Stockholders’ deficit:
Common Stock; $0.001 par value—100,000,000 shares authorized; 11,160,377 and 11,134,714 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively	11	11
Capital deficiency	(112,223)	(113,081)
Accumulated loss	(36,004)	(1,366)
Accumulated other comprehensive loss	(1,360)	(5,138)
Total stockholders’ deficit	(149,576)	(119,574)
Total liabilities and stockholders’ deficit	$207,204	$234,005

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Operating activities
Net loss	$(37,462)	$(22,010)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss (income) from discontinued operations	22,663	(1,075)
Impairments	—	19,074
Depreciation and amortization expense	18,405	16,922
Stock-based compensation expense	961	1,989
Amortization of debt issuance costs and debt discount	1,949	1,947
Deferred income taxes	(6,897)	(9,167)
Other, net	302	(165)
Changes in operating assets and liabilities:
Accounts receivable	(5,523)	(6,396)
Inventories	(1,998)	2,826
Prepaid expenses and other assets	(2,108)	619
Income taxes	2,644	(8,581)
Accounts payable	2,411	5,655
Accrued expenses	10,436	(456)
Deferred revenue and customer deposits	632	599
Other liabilities	655	1,671
Cash provided by operating activities - continuing operations	7,070	3,452
Cash used in operating activities - discontinued operations	(3,550)	(1,025)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(5,634)	(7,263)
Cash used in investing activities - continuing operations	(5,634)	(7,263)
Cash used in investing activities - discontinued operations	(220)	(1,527)
Financing activities
Dividends paid on common stock	—	(7,540)
Payments on capital leases	(519)	—
Taxes withheld and paid on stock-based compensation awards	—	(341)
Cash used in financing activities	(519)	(7,881)
Effect of exchange rates on cash	(61)	494
Net decrease in cash and cash equivalents	(2,914)	(13,750)
Cash and cash equivalents, beginning of period	23,205	36,955
Cash and cash equivalents, end of period	$20,291	$23,205

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months and Year Ended December 31, 2018 and 2017
(Dollars in Thousands)
(Unaudited)

Net Sales (1) and (2)
	Three Months Ended December 31,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$49,605	$40,042	$9,563	23.9%
U.S. Prepaid Debit	17,071	16,104	967	6.0%
Other	2,292	2,658	(366)	(13.8)%
Eliminations	(452)	(1,315)	863	* %
Total	$68,516	$57,489	$11,027	19.2%

* Calculation not meaningful

	Year Ended December 31,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$178,597	$162,216	$16,381	10.1%
U.S. Prepaid Debit	69,199	57,005	12,194	21.4%
Other	9,891	11,049	(1,158)	(10.5)%
Eliminations	(1,873)	(6,526)	4,653	* %
Total	$255,814	$223,744	$32,070	14.3%

* Calculation not meaningful

Gross Profit (1) and (2)
	Three Months Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$14,145	28.5%	$10,944	27.2%	$3,201	29.2%
U.S. Prepaid Debit	6,311	37.0%	5,941	36.9%	370	6.2%
Other	523	* %	562	* %	(39)	(6.9)%
Total	$20,979	30.6%	$17,447	30.3%	$3,532	20.2%

* Calculation not meaningful

	Year Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$50,036	28.0%	$45,179	27.8%	$4,857	10.8%
U.S. Prepaid Debit	26,422	38.2%	20,358	35.7%	6,064	29.8%
Other	2,132	* %	2,668	* %	(536)	(20.1)%
Total	$78,590	30.7%	$68,205	30.5%	$10,385	15.2%

* Calculation not meaningful

Income (loss) from Operations (1) and (2)
	Three Months Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
U.S Debit and Credit	$6,764	13.6%	$(12,645)	(31.6)%	$19,409	* %
U.S. Prepaid Debit	4,996	29.3%	5,084	31.6%	(88)	(1.7)%
Other	(12,151)	* %	(13,917)	* %	1,766	12.7%
Total	$(391)	(0.6)%	$(21,478)	(37.4)%	$21,087	98.2%

* Calculation not meaningful

	Year Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income (loss) from Operations by segment:
U.S Debit and Credit	$22,414	12.6%	$2,121	1.3%	$20,293	956.8%
U.S. Prepaid Debit	21,928	31.7%	16,679	29.3%	5,249	31.5%
Other	(39,754)	* %	(38,100)	* %	(1,654)	(4.3)%
Total	$4,588	1.8%	$(19,300)	(8.6)%	$23,888	* %

* Calculation not meaningful

EBITDA (1), (2) and (3)
	Three Months Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment
U.S Debit and Credit	$9,425	19.0%	$(10,255)	(25.6)%	$19,680	* %
U.S. Prepaid Debit	5,445	31.9%	5,592	34.7%	(147)	(2.6)%
Other	(11,051)	* %	(12,737)	* %	1,686	13.2%
Total	$3,819	5.6%	$(17,400)	(30.3)%	$21,219	121.9%
* Calculation not meaningful

	Year Ended December 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment
U.S Debit and Credit	$34,213	19.2%	$11,618	7.2%	$22,595	194.5%
U.S. Prepaid Debit	23,782	34.4%	18,847	33.1%	4,935	26.2%
Other	(35,297)	* %	(32,314)	* %	(2,983)	(9.2)%
Total	$22,698	8.9%	$(1,849)	(0.8)%	$24,547	* %

* Calculation not meaningful

Note the tables in this exhibit are presented on a continuing operations basis.

(1) On August 3, 2018, we completed the sale of the U.K. Limited segment. During the second quarter of 2018, we met the criteria to report the U.K. Limited segment as a discontinued operation. The financial position, results of operations and cash flows have been restated for all periods to conform with discontinued operations presentation.

(2)  During the first quarter of 2018, we reorganized our United States business operations and realigned our United States reporting segments to correspond with the manner with which our chief decision maker evaluates operating performance and makes decisions as to the allocation of resources. As a result of this realignment, our CPI on Demand business operations were moved from U.S. Prepaid Debit into the U.S. Debit and Credit reporting segment, consistent with the other related personalization operations. Segment information for previous periods has been restated to conform with this realignment and current period presentation. The restatement of 2017 segment information was not material.

(3)  EBITDA is the primary measure used by management to evaluate segment operating performance. The principal difference between Income from operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and amortization expense of $2,658 and $2,390 in U.S. Debit and Credit; $454 and $507 in U.S. Prepaid Debit and $1,160 and $1,183 in Other for the three months ended December 31, 2018 and 2017, respectively, and $11,801 and $9,497 in U.S. Debit and Credit; $1,859 and $2,168 in U.S. Prepaid Debit and $4,745 and $5,257 in Other for the years ended December 31, 2018 and 2017, respectively.

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA:
Net loss from continuing operations	$(7,235)	$(14,416)	$(14,799)	$(23,085)
Interest expense, net	6,188	5,318	23,431	20,850
Income tax (benefit) expense	594	(12,382)	(4,339)	(16,536)
Depreciation and amortization	4,272	4,080	18,405	16,922
EBITDA	$3,819	$(17,400)	$22,698	$(1,849)

Adjustments to EBITDA
Impairments(1)	—	19,074	—	19,074
Litigation and related charges (2)	3	1,015	1,042	4,514
Stock-based compensation expense	219	622	961	1,989
Restructuring and other charges (3)	955	—	2,051	—
Foreign currency loss (gain)	63	3	311	(517)
Subtotal of adjustments to EBITDA	1,240	20,714	4,365	25,060
Adjusted EBITDA	$5,059	$3,314	$27,063	$23,211

Adjusted EBITDA Margin (% of Net Sales)	7.4%	5.8%	10.6%	10.4%
% increase period over period	52.7%	—	16.6%	—

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Adjusted net loss from continuing operations and loss per share - continuing operations:
Net loss from continuing operations	$(7,235)	$(14,416)	$(14,799)	$(23,085)
Impairments(1)	—	19,074	—	19,074
Amortization of intangible assets	1,164	1,140	4,655	4,655
Litigation and related charges (2)	3	1,015	1,042	4,514
Stock-based compensation expense	219	622	961	1,989
Restructuring and other charges (3)	955	—	2,051	—
Tax effect of above items	(492)	(7,648)	(1,829)	(10,581)
Adjusted net loss from continuing operations	$(5,386)	$(213)	$(7,919)	$(3,434)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Weighted-average number of shares outstanding:
Basic	11,160,377	11,134,633	11,149,554	11,117,454
Effect of dilutive equity awards	—	—	—	—
Weighted-average diluted shares outstanding	11,160,377	11,134,633	11,149,554	11,117,454

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of loss per share - continuing operations (GAAP) to adjusted diluted loss per share - continuing operations:
Diluted (loss) per share (GAAP) - continuing operations	$(0.65)	$(1.29)	$(1.33)	$(2.08)
Impact of net (loss) income adjustments	0.17	1.27	0.62	1.77
Adjusted diluted loss per share - continuing operations	$(0.48)	$(0.02)	$(0.71)	$(0.31)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of cash provided by operating activities - continuing operations (GAAP) to free cash flow:
Cash provided by operating activities - continuing operations	$8,914	$7,546	$7,070	$3,452
Acquisitions of plant, equipment and leasehold improvements	(606)	(974)	(5,634)	(7,263)
Free cash flow - continuing operations	$8,308	$6,572	$1,436	$(3,811)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of US Debit and Credit Segment EBITDA excluding impairments
EBITDA	$9,425	$(10,255)	$34,213	$11,618
Impairment (1)	—	17,181	—	17,181
US Debit and Credit Segment EBITDA excluding goodwill impairment	$9,425	$6,926	$34,213	$28,799
EBITDA Margin (% of Net Sales)	19.0%	17.3%	19.2%	17.8%
% increase period over period	36.1%	—	18.8%	—

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Impairment charges of goodwill and intangibles in 2017 of $19.1 million includes $17.2 million related to U.S. Debit and Credit and $1.9 million related to Other.
(2)	Represents net legal costs incurred with certain patent and shareholder litigation.
(3)

Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States to two facilities, and employee termination costs incurred in the fourth quarter of 2018 in connection with the sale of our Canadian operations.